Exhibit 99.1

P R E S S A N N O U N C E M E N T

Progress Announces Third Quarter 2022 Financial Results

Revenue and EPS Exceed Prior Guidance

BURLINGTON, Mass, September 27, 2022 (GlobeNewswire) — Progress (Nasdaq: PRGS), the trusted provider of infrastructure software, today announced financial results for its fiscal third quarter ended August 31, 2022.

Third Quarter 2022 Highlights1:

•Revenue of $151.2 million increased 3% year-over-year on an actual currency basis, and 6% on a constant currency basis.
•Non-GAAP revenue of $153.1 million remained flat year-over-year on an actual currency basis, and increased 4% on a constant currency basis.
•Annualized Recurring Revenue (“ARR”) of $495 million increased 13% year-over-year on a constant currency basis.
•Operating margin was 21% and Non-GAAP operating margin was 39%.
•Diluted earnings per share was $0.50 compared to $0.70 in the same quarter last year, a decrease of 29%.
•Non-GAAP diluted earnings per share was $1.00 compared to $1.18 in the same quarter last year, a decrease of 15%.

“We’re very pleased to report excellent quarterly results with revenue and earnings per share both exceeding the high end of our guidance ranges for the third consecutive quarter,” said Yogesh Gupta, CEO at Progress. “Our continued execution is further evident in our quarter ending ARR of $495 million and net dollar retention rates that exceeded 101%. The strength in our results was reflected across virtually all our products and provides a strong, durable base for Progress to continue to pursue our Total Growth Strategy.”

Additional financial highlights included:

	Three Months Ended
	GAAP			Non-GAAP[1]
(In thousands, except percentages and per share amounts)	August 31, 2022	August 31, 2021	% Change	August 31, 2022	August 31, 2021	% Change
Revenue	$151,217	$147,417	3%	$153,060	$152,597	—%
Income from operations	$32,021	$46,046	(30)%	$60,075	$71,163	(16)%
Operating margin	21%	31%	(1000) bps	39%	47%	(800) bps
Net income	$21,797	$30,976	(30)%	$44,090	$52,577	(16)%
Diluted earnings per share	$0.50	$0.70	(29)%	$1.00	$1.18	(15)%
Cash from operations (GAAP) /Adjusted free cash flow (Non-GAAP)	$39,670	$35,224	13%	$39,237	$35,022	12%

Other fiscal third quarter 2022 metrics and recent results included:

•Cash, cash equivalents and short-term investments were $224.9 million at the end of the quarter.
•Days sales outstanding was 48 days compared to 54 days in the fiscal third quarter of 2021 and 39 days in the fiscal second quarter of 2022.
•On September 23, 2022, our Board of Directors declared a quarterly dividend of $0.175 per share of common stock which will be paid on December 15, 2022 to shareholders of record as of the close of business on December 1, 2022.

Anthony Folger, CFO, said: “For the third consecutive quarter, Progress has delivered results that have exceeded the high end of our guidance ranges. These results were delivered in the face of global economic uncertainty and significant foreign exchange headwinds and demonstrate the incredible strength of our operating platform.”
1 See Important Information Regarding Non-GAAP Financial Information and a reconciliation of non-GAAP adjustments to Progress’ GAAP financial results at the end of this press release.

2022 Business Outlook

Progress provides the following guidance for the fiscal year ending November 30, 2022 and the fiscal fourth quarter ending November 30, 2022:

	Updated FY 2022 Guidance (September 27, 2022)		Prior FY 2022 Guidance (June 28, 2022)
(In millions, except percentages and per share amounts)	GAAP	Non-GAAP[1]	GAAP	Non-GAAP[1]
Revenue	$601 - 609	$609 - $617	$601 - $609	$609 - $617
Diluted earnings per share	$2.12 - $2.20	$4.08 - $4.12	$2.11 - $2.21	$4.05 - $4.11
Operating margin	22% - 23%	39% - 40%	22% - 23%	39% - 40%
Cash from operations (GAAP) / Adjusted free cash flow (Non-GAAP)	$188 - $193	$185 - $190	$188 - $193	$185 - $190
Effective tax rate	20% - 21%	20% - 21%	21%	20% - 21%

Q4 2022 Guidance
(In millions, except per share amounts)	GAAP	Non-GAAP[1]
Revenue	$156 - $164	$158 - $166
Diluted earnings per share	$0.53 - $0.57	$1.06 - $1.10

Based on current exchange rates, the expected negative currency translation impact on Progress' fiscal year 2022 business outlook compared to 2021 exchange rates is approximately $15.9 million on GAAP and non-GAAP revenue, and approximately $0.06 on GAAP and non-GAAP diluted earnings per share. The expected negative currency translation impact on Progress' fiscal Q4 2022 business outlook compared to 2021 exchange rates on GAAP and non-GAAP revenue is approximately $5.0 million. The expected negative impact on GAAP and non-GAAP diluted Q4 2022 earnings per share is $0.02. To the extent that there are changes in exchange rates versus the current environment, this may have an impact on Progress' business outlook.

Conference Call

Progress will hold a conference call to review its financial results for the fiscal third quarter of 2022 at 5:00 p.m. ET on Tuesday, September 27, 2022. The call can be accessed on the investor relations section of the company’s website, located at www.progress.com. Additionally, you can listen to the call by telephone by dialing 866-374-5140 or +1 404-400-0571, passcode 824-86-411#. The conference call will include comments followed by questions and answers. An archived version of the conference call and supporting materials will be available on the Progress website within the investor relations section after the live conference call.

Important Information Regarding Non-GAAP Financial Information

Progress furnishes certain non-GAAP supplemental information to its financial results. We use such non-GAAP financial measures to evaluate our period-over-period operating performance because our management believes that by excluding the effects of certain items that do not reflect the ordinary earnings of our operations, such information helps illustrate underlying trends in our business and provides us with a more comparable measure of our continuing business, as well as greater understanding of the results from the primary operations of our business. Management also uses such non-GAAP financial measures to establish budgets and operational goals (which are communicated internally and externally), evaluate performance, and allocate resources. In addition, the compensation of our executives and non-executive employees is based in part on the performance of our business as evaluated by such non-GAAP financial measures. We believe these non-GAAP financial measures enhance investors’ overall understanding of our current financial performance and our prospects for the future by: (i) providing more transparency for certain financial measures, (ii) presenting disclosure that helps investors understand how we plan and measure our business, (iii) affords a view of our operating results that may be more easily compared to our peer companies, and (iv) enables investors to consider our operating results on both a GAAP and non-GAAP basis during and following the integration period of our acquisitions.

In the noted fiscal periods, we adjusted for the following items from our GAAP financial results to arrive at our non-GAAP financial measures:

•Acquisition-related revenue - We include acquisition-related revenue, which constitutes revenue reflected as pre-acquisition deferred revenue related to Chef Software, Inc. and Ipswitch, Inc that would otherwise have been recognized but for the purchase accounting treatment of acquisitions. We believe these adjustments are useful to investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts.
•Amortization of acquired intangibles - We exclude amortization of acquired intangibles because those expenses are unrelated to our core operating performance and the intangible assets acquired vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses acquired. Adjustments include preliminary estimates relating to the valuation of intangible assets acquired from Kemp. The final amounts will not be available until the Company's internal procedures and reviews are completed.
•Stock-based compensation - We exclude stock-based compensation to be consistent with the way management and the financial community evaluates our performance and the methods used by analysts to calculate consensus estimates. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include these charges in operating plans.
•Restructuring expenses - In all periods presented, we exclude restructuring expenses incurred because those expenses distort trends and are not part of our core operating results. Adjustments include preliminary estimates relating to restructuring expenses from Kemp. The final amounts will not be available until the Company's internal procedures and reviews are completed.
•Acquisition-related and transition expenses - We exclude acquisition-related expenses in order to provide a more meaningful comparison of the financial results to our historical operations and forward-looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition-related costs, may not be indicative of the size, complexity and/or volume of future acquisitions.
•Amortization of the discount on our convertible senior notes - In April 2021, in a private offering, we issued 1.0% Convertible Senior Notes with an aggregate principal amount of $360 million, including the over allotment, due April 15, 2026, unless earlier repurchased, redeemed or converted (the "Notes"). We exclude the portion of amortization of debt discount that relates to the equity component of the Notes as they are non-cash and have no direct correlation to the operations of our business. Upon adoption of ASU 2020-06 on December 1, 2021, the Company reversed the separation of the debt and equity components and accounted for the Notes wholly as debt.
•Gain on sale of assets held for sale - We exclude the gain associated with the sale of our Bedford, Massachusetts headquarters during fiscal year 2022. We don’t believe such gains are part of our core operating results because they are inconsistent in amount and frequency and therefore may distort operating trends.
•Income tax adjustment - We adjust our income tax provision by excluding the tax impact of the non-GAAP adjustments discussed above.

Constant Currency - Revenue from our international operations has historically represented a substantial portion of our total revenue. As a result, our revenue results have been impacted, and we expect will continue to be impacted, by fluctuations in foreign currency exchange rates.

•As exchange rates are an important factor in understanding period to period comparisons, we present revenue growth rates on a constant currency basis, which helps improve the understanding of our revenue results and our performance in comparison to prior periods. The constant currency information presented is calculated by translating current period results using prior period weighted average foreign currency exchange rates. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP.

Annual Recurring Revenue ("ARR") - We provide an ARR performance metric to help investors better understand and assess the performance of our business because our mix of revenue generated from recurring sources has increased in recent years. ARR represents the annualized contract value for all active and contractually binding term-based contracts at the end of a period. ARR includes maintenance, software upgrade rights, public cloud and on-premises subscription-based transactions and managed services.

•ARR does not have any standardized meaning and is therefore unlikely to be comparable to similarly titled measures presented by other companies. ARR should be viewed independently of revenue and deferred revenue and is not intended to be combined with or to replace either of those items. ARR is not a forecast and the active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by our customers.

We also provide guidance on adjusted free cash flow, which is equal to cash flows from operating activities less purchases of property and equipment, plus restructuring payments.

However, this non-GAAP information is not in accordance with, or an alternative to, generally accepted accounting principles in the United States ("GAAP") and should be considered in conjunction with our GAAP results as the items excluded from the non-GAAP information often have a material impact on Progress’ financial results. A reconciliation of non-GAAP adjustments to Progress' GAAP financial results is included in the tables at the end of this press release and is available on the Progress website at www.progress.com within the investor relations section.

Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Progress has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “should,” “expect,” “intend,” “plan,” “target,” “anticipate” and “continue,” the negative of these words, other terms of similar meaning or the use of future dates.

Forward-looking statements in this press release include, but are not limited to, statements regarding Progress' business outlook, Total Growth Strategy, and financial guidance. There are a number of factors that could cause actual results or future events to differ materially from those anticipated by the forward-looking statements, including, without limitation: (i) economic, geopolitical and market conditions can adversely affect our business, results of operations and financial condition, including our revenue growth and profitability, which in turn could adversely affect our stock price; (ii) our international sales and operations subject us to additional risks that can adversely affect our operating results, including risks relating to foreign currency gains and losses; (iii) we may fail to achieve our financial forecasts due to such factors as delays or size reductions in transactions, fewer large transactions in a particular quarter, fluctuations in currency exchange rates, or a decline in our renewal rates for contracts; (iv) if the security measures for our software, services, other offerings or our internal information technology infrastructure are compromised or subject to a successful cyber-attack, or if our software offerings contain significant coding or configuration errors, we may experience reputational harm, legal claims and financial exposure; (v) delay or failure to realize the expected synergies and benefits of the Kemp acquisition could negatively impact our future results of operations and financial condition; and (vi) optimization initiatives may disrupt our operations and we may not achieve the expected benefits from our efforts. For further information regarding risks and uncertainties associated with Progress' business, please refer to Progress' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended November 30, 2021. Progress undertakes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

About Progress

Dedicated to propelling business forward in a technology-driven world, Progress (Nasdaq: PRGS) helps businesses drive faster cycles of innovation, fuel momentum and accelerate their path to success. As the trusted provider of the best products to develop, deploy and manage high-impact applications, Progress enables customers to develop the applications and experiences they need, deploy where and how they want and manage it all safely and securely. Hundreds of thousands of enterprises, including 1,700 software companies and 3.5 million developers, depend on Progress to achieve their goals—with confidence. Learn more at www.progress.com.

Progress and Progress Software are trademarks or registered trademarks of Progress Software Corporation and/or its subsidiaries or affiliates in the U.S. and other countries. Any other names contained herein may be trademarks of their respective owners.

Investor Contact:	Press Contact:
Michael Micciche	Erica McShane
Progress Software	Progress Software
+1 781 850 8450	+1 781 280 4000
Investor-Relations@progress.com	PR@progress.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	August 31, 2022	August 31, 2021	% Change	August 31, 2022	August 31, 2021	% Change
Revenue:
Software licenses	$47,618	$51,930	(8)%	$135,182	$115,354	17%
Maintenance and services	103,599	95,487	8%	309,704	275,831	12%
Total revenue	151,217	147,417	3%	444,886	391,185	14%
Costs of revenue:
Cost of software licenses	2,477	1,574	57%	7,669	3,763	104%
Cost of maintenance and services	15,761	14,895	6%	46,707	42,887	9%
Amortization of acquired intangibles	5,558	3,599	54%	16,589	10,719	55%
Total costs of revenue	23,796	20,068	19%	70,965	57,369	24%
Gross profit	127,421	127,349	—%	373,921	333,816	12%
Operating expenses:
Sales and marketing	34,595	29,737	16%	100,768	88,468	14%
Product development	28,650	25,616	12%	85,966	76,579	12%
General and administrative	20,141	16,451	22%	56,339	46,335	22%
Amortization of acquired intangibles	11,716	7,978	47%	35,330	22,836	55%
Restructuring expenses	130	40	225%	784	1,133	(31)%
Acquisition-related expenses	168	1,481	(89)%	3,816	2,721	40%
Gain on sale of assets held for sale	—	—	*	(10,770)	—	*
Total operating expenses	95,400	81,303	17%	272,233	238,072	14%
Income from operations	32,021	46,046	(30)%	101,688	95,744	6%
Other expense, net	(4,339)	(6,539)	34%	(11,209)	(14,409)	22%
Income before income taxes	27,682	39,507	(30)%	90,479	81,335	11%
Provision for income taxes	5,885	8,531	(31)%	19,118	17,841	7%
Net income	$21,797	$30,976	(30)%	$71,361	$63,494	12%

Earnings per share:
Basic	$0.50	$0.71	(30)%	$1.64	$1.45	13%
Diluted	$0.50	$0.70	(29)%	$1.61	$1.43	13%
Weighted average shares outstanding:
Basic	43,211	43,762	(1)%	43,589	43,896	(1)%
Diluted	43,935	44,502	(1)%	44,299	44,542	(1)%

Cash dividends declared per common share	$0.175	$0.175	—%	$0.525	$0.525	—%

Stock-based compensation is included in the condensed consolidated statements of operations, as follows:
Cost of revenue	$527	$374	41%	$1,410	$1,234	14%
Sales and marketing	1,331	1,424	(7)%	3,423	4,679	(27)%
Product development	2,586	1,848	40%	7,548	6,179	22%
General and administrative	4,195	3,193	31%	13,729	9,893	39%
Total	$8,639	$6,839	26%	$26,110	$21,985	19%
*not meaningful

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	August 31, 2022	November 30, 2021
Assets
Current assets:
Cash, cash equivalents and short-term investments	$224,864	$157,373
Accounts receivable, net	82,258	99,815
Unbilled receivables and contract assets	27,847	25,816
Other current assets	29,465	39,549
Assets held for sale	—	15,255
Total current assets	364,434	337,808
Property and equipment, net	13,409	14,345
Goodwill and intangible assets, net	906,337	958,337
Right-of-use lease assets	18,950	25,253
Long-term unbilled receivables and contract assets	25,972	17,464
Other assets	17,190	10,330
Total assets	$1,346,292	$1,363,537
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$68,581	$84,215
Current portion of long-term debt, net	6,234	25,767
Short-term operating lease liabilities	7,443	7,926
Short-term deferred revenue	197,425	205,021
Total current liabilities	279,683	322,929
Long-term debt, net	260,779	239,992
Convertible senior notes, net	352,108	294,535
Long-term operating lease liabilities	16,662	23,130
Long-term deferred revenue	53,696	47,359
Other long-term liabilities	16,391	23,103
Shareholders’ equity:
Common stock and additional paid-in capital	318,989	354,676
Retained earnings	47,984	57,813
Total shareholders’ equity	366,973	412,489
Total liabilities and shareholders’ equity	$1,346,292	$1,363,537

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended		Nine Months Ended
(In thousands)	August 31, 2022	August 31, 2021	August 31, 2022	August 31, 2021
Cash flows from operating activities:
Net income	$21,797	$30,976	$71,361	$63,494
Depreciation and amortization	19,219	16,383	57,816	43,074
Gain on sale of assets held for sale	—	—	(10,770)	—
Stock-based compensation	8,639	6,839	26,110	21,985
Other non-cash adjustments	234	1,009	6,349	4,132
Changes in operating assets and liabilities	(10,219)	(19,983)	1,157	1,917
Net cash flows from operating activities	39,670	35,224	152,023	134,602
Capital expenditures	(1,107)	(625)	(3,086)	(2,741)
Repurchases of common stock, net of issuances	(21,438)	2,947	(65,140)	(25,753)
Dividend payments to shareholders	(7,778)	(7,755)	(23,351)	(23,372)
Proceeds from the issuance of debt, net of payment of issuance costs	—	—	5,517	—
Payments of principal on long-term debt	(1,719)	(5,644)	(5,154)	(111,669)
Proceeds from issuance of Notes, net of issuance costs	—	—	—	349,196
Purchase of capped calls	—	—	—	(43,056)
Other	(8,677)	(3,130)	6,682	475
Net change in cash, cash equivalents and short-term investments	(1,049)	21,017	67,491	277,682
Cash, cash equivalents and short-term investments, beginning of period	225,913	362,660	157,373	105,995
Cash, cash equivalents and short-term investments, end of period	$224,864	$383,677	$224,864	$383,677

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - THIRD QUARTER1
(Unaudited)

	Three Months Ended				% Change
(In thousands, except per share data)	August 31, 2022		August 31, 2021		Non-GAAP
Adjusted revenue:
GAAP revenue	$151,217		$147,417
Acquisition-related revenue	1,843		5,180
Non-GAAP revenue	$153,060	100%	$152,597	100%	—%

Adjusted income from operations:
GAAP income from operations	$32,021	21%	$46,046	31%
Amortization of acquired intangibles	17,274	11%	11,577	8%
Restructuring expenses and other	130	—%	40	—%
Stock-based compensation	8,639	6%	6,839	4%
Acquisition-related revenue and expenses	2,011	1%	6,661	4%
Non-GAAP income from operations	$60,075	39%	$71,163	47%	(16)%

Adjusted net income:
GAAP net income	$21,797	14%	$30,976	21%
Amortization of acquired intangibles	17,274	11%	11,577	8%
Restructuring expenses and other	130	—%	40	—%
Stock-based compensation	8,639	7%	6,839	3%
Acquisition-related revenue and expenses	2,011	1%	6,661	4%
Amortization of discount on notes	—	—%	2,868	2%
Provision for income taxes	(5,761)	(4)%	(6,384)	(4)%
Non-GAAP net income	$44,090	29%	$52,577	34%	(16)%

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$0.50		$0.70
Amortization of acquired intangibles	0.39		0.26
Stock-based compensation	0.19		0.15
Acquisition-related revenue and expenses	0.05		0.15
Amortization of discount on notes	—		0.06
Provision for income taxes	(0.13)		(0.14)
Non-GAAP diluted earnings per share	$1.00		$1.18		(15)%

Non-GAAP weighted avg shares outstanding - diluted	43,935		44,502		(1)%

RECONCILIATIONS OF GAAP TO NON-GAAP SELECTED FINANCIAL MEASURES - YEAR TO DATE1
(Unaudited)

	Nine Months Ended				% Change
(In thousands, except per share data)	August 31, 2022		August 31, 2021		Non-GAAP
Adjusted revenue:
GAAP revenue	$444,886		$391,185
Acquisition-related revenue	6,558		22,394
Non-GAAP revenue	$451,444	100%	$413,579	100%	9%

Adjusted income from operations:
GAAP income from operations	$101,688	23%	$95,744	24%
Amortization of acquired intangibles	51,919	12%	33,555	8%
Restructuring expenses and other	784	—%	1,133	—%
Stock-based compensation	26,110	5%	21,985	5%
Acquisition-related revenue and expenses	10,374	2%	25,115	6%
Gain on sale of assets held for sale	(10,770)	(2)%	—	—%
Non-GAAP income from operations	$180,105	40%	$177,532	43%	1%

Adjusted net income:
GAAP net income	$71,361	16%	$63,494	16%
Amortization of acquired intangibles	51,919	12%	33,555	8%
Restructuring expenses and other	784	—%	1,133	—%
Stock-based compensation	26,110	6%	21,985	5%
Acquisition-related revenue and expenses	10,374	2%	25,115	6%
Gain on sale of assets held for sale	(10,770)	(2)%	—	—%
Amortization of discount on notes	—	—%	4,348	1%
Provision for income taxes	(16,242)	(4)%	(18,036)	(4)%
Non-GAAP net income	$133,536	30%	$131,594	32%	1%

Adjusted diluted earnings per share:
GAAP diluted earnings per share	$1.61		$1.43
Amortization of acquired intangibles	1.17		0.75
Restructuring expenses and other	0.02		0.03
Stock-based compensation	0.59		0.48
Acquisition-related revenue and expenses	0.23		0.56
Gain on sale of assets held for sale	(0.24)		—
Amortization of discount on notes	—		0.10
Provision for income taxes	(0.37)		(0.40)
Non-GAAP diluted earnings per share	$3.01		$2.95		2%

Non-GAAP weighted avg shares outstanding - diluted	44,299		44,542		(1)%

OTHER NON-GAAP FINANCIAL MEASURES1
(Unaudited)

Quarter to Date Adjusted Free Cash Flow

(In thousands)	Q3 2022	Q3 2021	% Change
Cash flows from operations	$39,670	$35,224	13%
Purchases of property and equipment	(1,107)	(625)	77%
Free cash flow	38,563	34,599	11%
Add back: restructuring payments	674	423	59%
Adjusted free cash flow	$39,237	$35,022	12%

Year to Date Adjusted Free Cash Flow

(In thousands)	Q3 2022	Q3 2021	% Change
Cash flows from operations	$152,023	$134,602	13%
Purchases of property and equipment	(3,086)	(2,741)	13%
Free cash flow	148,937	131,861	13%
Add back: restructuring payments	3,019	5,087	(41)%
Adjusted free cash flow	$151,956	$136,948	11%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2022 GUIDANCE1
(Unaudited)

Fiscal Year 2022 Updated Revenue Guidance
	Fiscal Year Ended	Fiscal Year Ending
	November 30, 2021	November 30, 2022
(In millions)		Low	% Change	High	% Change
GAAP revenue	$531.3	$600.5	13%	$608.5	15%
Acquisition-related adjustments - revenue	26.0	8.5	(67)%	8.5	(67)%
Non-GAAP revenue	$557.3	$609.0	9%	$617.0	11%

Fiscal Year 2022 Updated Non-GAAP Operating Margin Guidance
	Fiscal Year Ending November 30, 2022
(In millions)	Low	High
GAAP income from operations	$133.0	$138.7
GAAP operating margins	22%	23%
Acquisition-related revenue	8.5	8.5
Acquisition-related expense	4.3	4.3
Restructuring expense	0.9	0.9
Stock-based compensation	35.6	35.6
Amortization of acquired intangibles	69.0	69.0
Gain on sale of assets held for sale	(10.8)	(10.8)
Total adjustments	107.5	107.5
Non-GAAP income from operations	$240.5	$246.2
Non-GAAP operating margin	39%	40%

Fiscal Year 2022 Updated Non-GAAP Earnings per Share and Effective Tax Rate Guidance
	Fiscal Year Ending November 30, 2022
(In millions, except per share data)	Low	High
GAAP net income	$93.8	$97.2
Adjustments (from previous table)	107.5	107.5
Income tax adjustment[2]	(20.8)	(22.6)
Non-GAAP net income	$180.5	$182.1

GAAP diluted earnings per share	$2.12	$2.20
Non-GAAP diluted earnings per share	$4.08	$4.12

Diluted weighted average shares outstanding	44.2	44.2

[2] Tax adjustment is based on a non-GAAP effective tax rate of approximately 20% for Low and 21% for High, calculated as follows:
Non-GAAP income from operations	$240.5	$246.2
Other (expense) income	(15.7)	(15.7)
Non-GAAP income from continuing operations before income taxes	224.8	230.5
Non-GAAP net income	180.5	182.1
Tax provision	$44.3	$48.4
Non-GAAP tax rate	20%	21%

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR FISCAL YEAR 2022 GUIDANCE1
(Unaudited)

Fiscal Year 2022 Adjusted Free Cash Flow Guidance
	Fiscal Year Ending November 30, 2022
(In millions)	Low	High
Cash flows from operations (GAAP)	$188	$193
Purchases of property and equipment	(6)	(6)
Add back: restructuring payments	3	3
Adjusted free cash flow (non-GAAP)	$185	$190

RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES FOR Q4 2022 GUIDANCE1
(Unaudited)

Q4 2022 Revenue Guidance
	Three Months Ended	Three Months Ending
	November 30, 2021	November 30, 2022
(In millions)		Low	% Change	High	% Change
GAAP revenue	$140.1	$155.7	11%	$163.7	17%
Acquisition-related adjustments - revenue	3.6	1.9	(47)%	1.9	(47)%
Non-GAAP revenue	$143.7	$157.6	10%	$165.6	15%

Q4 2022 Non-GAAP Earnings per Share Guidance
	Three Months Ending November 30, 2022
	Low	High
GAAP diluted earnings per share	$0.53	$0.57
Acquisition-related revenue	0.04	0.04
Acquisition-related expense	0.01	0.01
Stock-based compensation	0.22	0.22
Amortization of acquired intangibles	0.39	0.39
Total adjustments	0.66	0.66
Income tax adjustment	(0.13)	(0.13)
Non-GAAP diluted earnings per share	$1.06	$1.10